                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form F-3) and related prospectus of Nur Macroprinters Ltd. for the registration of 1,452,301 shares of its ordinary shares and to the incorporation by reference therein of our report dated February 16, 2000, with respect to the consolidated financial statements of Nur Macroprinters Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and to the use in such Registration Statement and prospectus and to the incorporation by reference in Registration Statement (Form S-8 No. 333-92491) and in Registration Statement (Form F-3 No. 333-92493) of our report dated August 15, 2000, with respect to the combined financial statements of Salsa Digital Group as of June 30, 2000.

Tel Aviv, Israel
October 11, 2000

                                                        Yours truly,


                                                   KOST, FORER and GABBAY
                                         A member of Ernst & Young International